BWFG | LISTED | NASDAQ 3Q23 Investor Presentation October 25th, 2023

2 BWFG LISTED NASDAQ BWFG LISTED NASDAQ This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. Safe Harbor

3 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Table of Contents • 3Q23 Performance • Deposits & Liquidity • Loans • Credit Quality & Capital • Bankwell History & Overview

BWFG | LISTED | NASDAQ 3Q23 Performance

5 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 3Q23 Summary • 3Q23 Net Income of $9.8 million, or $1.25 earnings per share (“EPS”) • Return on Average Assets (“ROAA”) and Return on Average Equity (“ROAE”) were 1.19% and 15.19%, respectively for the quarter, and 1.16% and 15.16% year-to-date • Pre-tax, Pre-provision Net Revenue (“PPNR”)1 of $11.3 million, or 1.37% PPNR ROAA for the quarter • 1.48% Non-interest Expense as a percent of Average Assets for the quarter and 1.54% year-to-date • Year-to-date net interest margin (“NIM”) of 3.04%; 3Q23 NIM of 2.85% & September NIM of 2.68% • Year-to-date net loan growth of $96 million, with new fundings at a weighted average yield of 7.23% • Year-to-date, total deposits decreased $32 million, with brokered deposits down $75 million • $1.7 billion immediately available liquidity providing more than 2X coverage of uninsured deposits ‒ 25% uninsured deposits; insured deposits include 71% FDIC-insured & 4% insured by FHLB SBLOCs • $32.55 Tangible Book Value; 15% CAGR since year-end 2020 (including one-time CECL impact) • AFS securities valuations hedged with interest rate swaps; net AOCI impact of $(1.5) million • The Bank remains well capitalized with an 11.86% Total Capital ratio and 7.86% Tangible Common Equity 1 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense 2 As of October 24, 2023 3 HTM securities not recorded in Book Value

6 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 3Q23 Results 1 Ratios presented represent Bank ratios; presented ratios are preliminary, subject to finalization of the FDIC Call Report 2 Bankwell meets Adequate + buffer standard, which exceeds Well Capitalized thresholds Profitability Balance Sheet Capital • $2.8 billion of gross loans • $2.8 billion of deposits • 1.06% ACL-Loans • Dividend of $0.20 per share paid • $32.55 Fully Diluted Tangible Book Value • Well Capitalized1,2 Tier 1 Leverage1 9.60% Tier1/CET1 / RWA1 10.82% Total Capital / RWA1 11.86% QTR YTD • Net Income $9.8 million $28.1 million • PPNR $11.3 million $38.4 million • Return on Average Assets 1.19% 1.16% • PPNR / Average Assets 1.37% 1.58% • Return on Average Equity 15.19% 15.16%

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

3Q23 Consolidated Financial Statements

Linked Quarter

Dollars in millions, except per share data

Income Statement	3Q23	2Q23	Var[1]
Total Interest Income	$48.3	$46.5	$1.8
Total Interest Expense	$25.6	$22.5	$(3.1)
Net Interest Income	*$22.7*	*$24.0*	*$(1.3)*
Non-Interest Income	$0.8	$1.4	$(0.6)
Non-Interest Expense	$12.2	$12.7	$0.5
Pre-Tax, Pre-Provision Net Revenue	**$11.3**	**$12.8**	**$(1.5)**
(Credit) provision for Credit Losses	$(1.6)	$2.6	$4.2
Pre-Tax Income	$12.9	$10.2	$2.7
Income Tax Expense	$3.1	$2.2	$(0.9)
Reported Net Income	**$9.8**	**$8.0**	**$1.8**
EPS	**$1.25**	**$1.02**	**$0.23**
Pre-Tax, Pre-Provision Net Revenue per share[2]	***$1.48***	***$1.68***	***$(0.20)***

Balance Sheet	3Q23	2Q23	Var[1]
Cash & Cash Equivalents	$258	$262	$(4)
Investment Securities	$116	$118	$(2)
Loans Receivable, net	$2,735	$2,737	$(2)
All Other Assets	$141	$136	$5
Total Assets	**$3,250**	**$3,253**	**$(3)**
Total Deposits	$2,769	$2,789	$(20)
Total Borrowings	$159	$159	$0
Other Liabilities	$64	$56	$8
Total Liabilities	**$2,992**	**$3,004**	**$(12)**
Equity	$258	$249	$9
Total Liabilities & Equity	**$3,250**	**$3,253**	**$(3)**

[1] Variances are rounded based on actual whole dollar amounts
[2] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

7

8 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Income Statement 3Q 2023 3Q 2022 Var1 Total Interest Income $139.1 $78.4 $60.7 Total Interest Expense $66.8 $10.4 $(56.4) Net Interest Income $72.2 $67.9 $4.3 Non-Interest Income $3.7 $2.5 $1.2 Non-Interest Expense $37.5 $31.9 $(5.6) Pre-Tax, Pre-Provision Net Revenue $38.4 $38.6 $(0.2) Provision for Loan Losses $1.8 $1.2 $(0.6) Pre-Tax Income $36.6 $37.4 $(0.8) Income Tax Expense $8.4 $8.0 $(0.4) Reported Net Income $28.1 $29.4 $(1.3) EPS $3.58 $3.75 $(0.17) Pre-Tax, Pre-Provision Net Revenue per share2 $5.02 $5.03 $(0.01) 1 Variances are rounded based on actual whole dollar amounts 2 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense Dollars in millions, except per share data YTD Consolidated Income Statement Prior Year

9 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Performance Trends $2.21 $2.31 $0.75 $3.36 $4.79 $3.58 2018 2019 2020 2021 2022 3Q23 YTD Diluted EPS 0.94% 0.97% 0.28% 1.17% 1.44% 1.16% 2018 2019 2020 2021 2022 3Q23 YTD Return on Average Assets 10.19% 10.20% 3.35% 13.86% 16.72% 15.16% 2018 2019 2020 2021 2022 3Q23 YTD Return on Average Equity $21.85 $22.82 $21.96 $25.55 $30.51 $32.55 2018 2019 2020 2021 2022 3Q23 Fully Diluted Tangible Book Value 1 Includes $0.63 impact for the 1/1/23 CECL adjustment 1

10 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 59.2% 60.2% 73.9% 53.9% 45.4% 49.4%1.93% 1.90% 2.03% 1.75% 1.71% 1.54% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% 2.20% 2.40% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 2018 2019 2020 2021 2022 3Q23 YTD Efficiency Ratio Non-interest Expense / Average Assets 1 A non-GAAP metric 1 Efficiency Trends

BWFG | LISTED | NASDAQ Deposits & Liquidity

12 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 16.2% 15.0% 16.7% 36.7% 34.7% 8.4% 6.1% 2.6% 2.7% 4.8% 75.5% 78.9% 80.6% 60.5% 60.5% $1,492 $1,827 $2,124 $2,801 $2,769 4Q19 4Q20 4Q21 4Q22 3Q23 Core Deposits Retail CDs >$250k Brokered Deposits Brokered deposits decreased $75 million since 4Q22; Wholesale ratio improved to 32.1% Deposit Balances 1 1 Core Deposits include Commercial and Consumer checking, savings and money market accounts, and retail CD under $250k 2 Wholesale Funding ratio defined as brokered deposits and FHLB borrowings to total assets Dollars in millions 20.6% 19.8% 16.4% 34.4% 32.1% Wholesale Funding ratio2 FHLB Borrowings $150 $175 $50 $90 $90

13 BWFG LISTED NASDAQ BWFG LISTED NASDAQ • NIM declining with inverted yield curve: • September 2023 NIM of 2.68% • 9/30/2023 ‘exit rates’ of 6.08% on loans & 3.47% on deposits Net Interest Margin 2.77% 3.17% 3.78% 3.24% 3.15% 3.04% 4.48% 4.42% 5.10% 5.87% 5.96% 6.02% 1.07% 0.54% 0.87% 2.47% 2.73% 2.95% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 2020 2021 2022 1Q23 YTD 2Q23 YTD 3Q23 YTD Net Interest Margin Loan Yield Cost of Deposits 1 Includes origination fee amortization 1 3.30% 3.75% 3.96% 3.70% 3.24% 3.06% 2.85% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Quarterly NIM

14 BWFG LISTED NASDAQ BWFG LISTED NASDAQ FDIC Insured Deposits 71% Uninsured Deposits 25% FHLB Insured Deposits 4% Liquidity 1 Bank lines, including FHLB & FRB 2 Cash held with right of offset as collateral against loans Ample coverage of uninsured deposits • $2,089 million total insured deposits, including $1,970 million FDIC-insured deposits • Uninsured deposits include restricted funds held as cash reserves against loans • Over 2X liquidity coverage on $680 million uninsured deposits: • 11% liquidity on balance sheet (Cash & AFS Securities) + Unencumbered Cash $251 + AFS Securities $101 + Borrowing Capacity1 $1,308 Immediately Available Liquidity $1,660 Total Deposits = $2,769 million Deposits Held as Cash Reserves 2%

15 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Deposit Composition • No digital currency deposits • No single depositor greater than 3% of total deposits • Average account size of $84K1 • Long-term mix shift into Business deposits Deposits by Industry 1 Excluding Brokered deposits 1 Well diversified deposit base 50% 39% 36% 31% 27% 50% 61% 64% 69% 73% Dec-19 Dec-20 Dec-21 Dec-22 Sep-23 Core Deposit Mix excluding Retail CDs Consumer Business Consumer 40.0% Real Estate and Rental/Leasing 12.0% Professional, Sci & Tech Services 11.6% Finance & Insurance 11.3% Public Administration 9.0% Health Care & Social Assistance… Other 11.3%

BWFG | LISTED | NASDAQ Loans

17 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Loan Balances Increased reliance on C&I and CRE Owner Occupied Dollars in millions C&I + CRE Owner Occupied / Total Loans 27.3% 34.9% 45.5% 44.3% $981 $976 $1,023 $1,042 $1,046 $1,051 $1,032 $1,147 $1,224 $1,225 $1,215 $1,240 $167 $207 $244 $296 $310 $375 $467 $501 $697 $736 $716 $716 $277 $268 $280 $293 $351 $370 $372 $443 $522 $543 $532 $509 $87 $103 $83 $95 $98 $116 $111 $117 $155 $177 $220 $200 $114 $119 $109 $99 $89 $73 $74 $79 $77 $78 $92 $106 $1,626 $1,673 $1,738 $1,825 $1,895 $1,985 $2,057 $2,287 $2,675 $2,759 $2,774 $2,770 - 500 1,000 1,500 2,000 2,500 3,000 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 CRE Investor CRE Owner Occupied C&I Construction Residential / Other

18 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Loan Yields Steadily Increasing 1 Weighted average yield based on active loans as of each date, an “exit" rate 2 Weighted average yield based on active loans as of 9-30-2023, an “exit" rate 1 Dollars in millions Loan portfolio yields increased 173 bps since December 31, 2020 • 69% of balances are 2021 - 2023 vintages September 2023 Yield2 by Vintage 4.87% Pre 2020 6.06% 2020 5.66% 2021 6.43% 2022 7.23% 2023 $1,626 $1,673 $1,738 $1,825 $1,895 $1,985 $2,057 $2,287 $2,675 $2,759 $2,774 $2,770 4.18% 4.22% 4.23% 4.28% 4.30% 4.34% 4.55% 4.99% 5.56% 5.75% 5.87% 5.91% 0.10% 1.10% 2.10% 3.10% 4.10% 5.10% 6.10% - 500 1,000 1,500 2,000 2,500 3,000 3,500 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Loan Balance Loan Portfolio Yield

19 BWFG LISTED NASDAQ BWFG LISTED NASDAQ • No single relationship represents more than ~3% of total loans, as of September 30, 2023 • Investor CRE continues to shrink as an overall percentage of the loan portfolio: Total Loan Portfolio = $2,770 million Loan Portfolio Composition Residential 1.8% C&I 18.4% CRE Owner Occupied 25.9% CRE Investor 44.7% Commercial Const. 7.2% Other 2.0% 60.4% 55.2% 45.8% 44.7% 27.3% 34.9% 45.5% 44.3% 4Q20 4Q21 4Q22 3Q23 CRE Investor CRE O/O + C&I

20 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Retail 21.1% Office 10.1% Residential Care 32.3% MultiFamily 11.6% Industrial Warehouse 8.8% Mixed Use 5.6% Medical Office 4.4% Other 4.5% Special Use 1.6% Total CRE Portfolio = $1,956 million 1 Includes Owner Occupied CRE, does not include Construction 2 LTVs based on original LTV values, at origination CRE Loan Portfolio • Portfolio weighted average LTV2 of 64.5% • ~66% of all CRE loan balances have recourse; up from ~50% at 1Q21 • $198 million in Office loans (~7% total loan portfolio) ‒ No New York City exposure ‒ ~68% located in Bankwell’s primary market ‒ Out of primary market loans are generally either GSA- leased, credit tenants, or owner-occupied ‒ Portfolio is current, ~97% of loans have “Pass” rating • CRE loan portfolio mix improving favorably with Owner Occupied growth: 1 Dollars in millions 3 85.4% 77.1% 63.7% 63.3% 14.6% 22.9% 36.3% 36.7% 4Q20 4Q21 4Q22 3Q23 Investor Owner Occupied

21 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 1 Includes Owner Occupied CRE, does not include Construction 2 Consists primarily of skilled nursing and/or assisted living facilities • Greater geographic diversity attributed to growth in Residential Care2 sector • Continued diversification by following strongest customers to attractive markets • Of the CT-based loans, ~46% are in Fairfield County 1 CRE Loan Portfolio Geography CT 28.9% NY 21.8% FL 17.2% NJ 6.1%OH 4.5% TX 3.4% PA 3.3% Other 14.8%

22 BWFG LISTED NASDAQ BWFG LISTED NASDAQ C&I Loan Portfolio Loans by Industry Type Total C&I Portfolio = $509 million 1 1 Does not Include Owner Occupied CRE • 87% of C&I portfolio has recourse • 93% of Health Care loans have recourse - Primarily consists of working capital lines secured by accounts receivable • Insurance lending primarily to brokers of home and auto insurance Finance 18% Insurance (Primarily Brokers) 27%Health Care & Social Assistance 32% Admin & Support, Waste Mgmt, Remediation Svcs 4% Construction 3% Real Estate and Rental/Leasing 3% Arts, Entertainment & Recreation 3% Manufacturing 3% Other 7%

23 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Healthcare Portfolio Healthcare Portfolio Composition CRE Skilled Nursing Facility By State • Consists primarily of skilled nursing facilities located across the US • Healthcare lending team has more than 15 years of industry experience • High touch service model attracts desirable ultra-high net worth Healthcare borrowers • 100% of Skilled Nursing Lending has recourse • Focused on originating Healthcare loans in the most desirable states with: – Higher average occupancy – Low denial of payment rates for Medicaid – Strong senior demographic trends 1 Includes CRE and C&I 2 Includes Physicians 2 1 Skilled Nursing Facilities 78% Assisted Living 11% Recovery 5% Other 6% FL 49% OH 13% NY 9% PA 4% AL 4% VA 4% NJ 4% Other 13%

24 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Commercial Construction Portfolio • Commercial construction loans comprise ~7% of total loan portfolio ($200 million) • $115 million of unfunded commitments, committed construction draws are subject to various terms and conditions, including completion of work verified by third party professional inspection Dollars in millions By Property Type # Loans $ Committed % Unfunded $ Unfunded 2Q23 Balance 38 $345 38% $130 Closures in 3Q23 (4) $(36) 2Q23 Loans @ 3Q23 34 $309 37% $115 New 3Q23 Loans 1 $1 3Q23 Balance 38 $310 37% $115 Multifamily 43% Mixed Use 32% Land 16% Self Storage 7% Retail 2%

BWFG | LISTED | NASDAQ Credit Quality & Capital

26 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Credit Quality $16,793 $16,441 $14,265 $15,531 $27,957 0.73% 0.61% 0.52% 0.56% 1.01% 0.00% 0.50% 1.00% 1.50% 2.00% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 3Q22 4Q22 1Q23 2Q23 3Q23 NPLs NPL to gross loans Non Performing Loans (“NPL”) Dollars in thousands NPL related to COVID-19 ‒ Single loan - 46% LTV ‒ Full recourse / Full payment expected ‒ High net worth guarantors $18,167 $22,431 $27,998 $30,694 $29,284 0.79% 0.84% 1.01% 1.11% 1.06% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 3Q22 4Q22 1Q23 2Q23 3Q23 Allowance for credit losses ACL / Loans Allowance for Credit Losses (“ACL”) • 3Q23 increase in NPLs of $11.5 million due to: ‒ One Consumer (insurance premium) loan $7.9 million; $3.9 million balance as of 10/4/23 and is secured by collateral at Bank ‒ Two C&I loans totaling $5.5 million; 82% guaranteed by U.S. Government • 3Q23 ACL/Loans ratio down 5 bps QoQ driven by further CECL methodology refinement on loan portfolio segmentation • 3Q23 105% Allowance for credit losses coverage of NPLs ‒ Excluding SBA-guaranteed & COVID NPLs, coverage of 258% 1.01% SBA-guaranteed portion of NPLs All other NPLs 0.34% 0.26% 0.41% 3Q23 1 Includes 1/1 opening entry for CECL adoption ($5.1 million) 1

27 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Credit Quality Dollars in millions 3Q22 4Q22 1Q23 2Q23 3Q23 Risk Rating Balance % Balance % Balance % Balance % Balance % 1-5 “Pass” $2,242 98.0% $2,632 98.4% $2,714 98.4% $2,710 97.7% $2,694 97.2% 6 “Special Mention” $2 0.1% $1 0.0% $1 0.1% $28 1.0% $22 0.8% 7 “Substandard” $43 1.9% $43 1.6% $40 1.4% $36 1.3% $54 2.0% 8 “Doubtful” $0 0.0% $0 0.0% $2 0.1% $0 0.0% $0 0.0% Total $2,287 $2,675 $2,757 $2,774 $2,770 3Q23 “Substandard” increase due to 3 distinct loans: • One Consumer loan ($8 million) • One CRE loan ($6 million) • One C&I loan ($3 million) ($0.013) $0.008 $0.446 ($0.017) ($0.023) $0 $0 $0 $0 $1 $1 3Q22 4Q22 1Q23 2Q23 3Q23 Net Charge Offs (Recoveries)

28 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Fully Diluted Tangible Book Value 1 Misc includes items such as, but not limited to, changes related to stock grants and share count • Existing interest rate swaps hedging impact of unrealized losses in AFS Securities portfolio: ‒ AFS Securities $(8.2) million ‒ Interest Rate Swaps $6.7 million • $4.9 million 1/1/23 CECL adjustment 1 2023 TBV / Share Walk $30.51 $32.55 $3.58 $0.60 $0.17 $0.63 $0.13 2022 Net Income Dividends AOCI CECL 1/1 Misc 3Q23

29 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Capital Ratios1 9.88% 9.22% 9.41% 9.60% 5% 4Q22 1Q23 2Q23 3Q23 Tier 1 Leverage Ratio Bankwell Bank Well Capitalized 1 Current period ratios are estimates pending FDIC call report filing 2 Consolidated ratio 10.28% 10.17% 10.34% 10.82% CET1 6.5% Tier 1 8% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 4Q22 1Q23 2Q23 3Q23 Tier 1 / CET 1 Capital Ratio Bankwell Bank Well Capitalized 11.07% 11.16% 11.41% 11.86% 10% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 4Q22 1Q23 2Q23 3Q23 Total Risk-Based Capital Ratio Bankwell Bank Well Capitalized Additional 3Q23 ratios: • 7.86% TCE Ratio2 • 404% CRE Concentration Ratio • 58% Construction Concentration Ratio • 122% Double Leverage Ratio

BWFG | LISTED | NASDAQ History & Overview

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Profile

Bankwell operates in an attractive core market:

- Second most affluent MSA in the Nation in per capita personal income (PCPI)[2]
- 4 of the top 25 wealthiest towns in the U.S.[3]
- MSA ranked 11th most educated overall, tied for 5th with the highest percentage of bachelors degree holders[4]
- Headquarters of 9 Fortune 500 companies[5]
- Home to two of the largest hedge funds in the U.S.
- $27 billion total AUM managed by 68 firms with $1 billion or less in AUM[6]
- 381 thousand housing units with a median value of owner-occupied units of $433 thousand[7]
  - In addition, New Haven County has 371 thousand housing units with a median value of owner-occupied units of $252 thousand[7]



Branches (9)
Fairfield County
Dover Furnace
New Preston
Washington
Bethlehem
Plymouth
Bristol
New Britain
Kensington
Berlin
Beekman
Pawling
New Milford
Woodbury
Middlebury
Waterbury
Wolcott
Southington
Cromwell
Portland
Middletown
Meriden
Patterson
Lake Carmel
Brookfield
New Fairfield
Southbury
Naugatuck
Prospect
Cheshire
Wallingford Center
Durham Center
Kent Cliffs
Carmel Hamlet
Danbury
Bethel
Newtown
Beacon Falls
Oxford
Seymour
North Haven
Mahopac
Peach Lake
Woodbridge
Ansonia
Heritage Hills
Monroe
Redding
Orange
New Haven
East Haven
West Haven
North Branford
Branford Center
Ridgefield
Easton
Trumbull
Milford
Mount Kisco
Weston
Stratford
Bridgeport
North Castle
Stamford
Old Greenwich
Greenwich
Long Island Sound

- Connecticut-based $3.2 billion commercial bank
- 9 branches in Fairfield & New Haven Counties
- $204 million deposits per branch; one of the highest in Fairfield & New Haven Counties[1]

[1] Source: S&P Global Market Intelligence's *Branch Competitors & Pricing Report* as of 6/30/22, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)
[2] Source: Bureau of Economic Analysis' *Metropolitan Area Table*, contained within the *Personal Income by County & Metropolitan Area, 2021* news release 11/16/22
[3] Source: Bloomberg: *2020 Richest Places*
[4] Source: WalletHub: *Most & Least Educated Cities in America*, 7/18/22
[5] Source: Fortune.com: *2023 Fortune 500*
[6] Source: US News and World Report
[7] Source: US Census Bureau QuickFacts (2021 data)

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32 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Financial Snapshot 2018 2019 2020 2021 2022 3Q23 YTD Total assets $1,873,665 $1,882,182 $2,253,747 $2,456,264 $3,252,449 $3,249,776 Net loans $1,586,775 $1,588,840 $1,601,672 $1,875,167 $2,646,384 $2,735,242 Loan-to-deposit ratio 106.4% 107.1% 87.9% 88.8% 95.2% 99.7% Return on average assets 0.94% 0.97% 0.28% 1.17% 1.44% 1.16% Efficiency ratio1 59.2% 60.2% 73.9% 53.9% 45.4% 49.4% Non-interest expense / avg. assets 1.93% 1.90% 2.03% 1.75% 1.71% 1.54% Net interest margin 3.18% 3.03% 2.77% 3.17% 3.78% 3.04% Total capital to risk weighted assets 12.50% 13.35% 12.28% 12.00% 11.07% 11.86% Tangible common equity ratio1 9.16% 9.56% 7.73% 8.13% 7.26% 7.86% Return on average equity 10.19% 10.20% 3.35% 13.86% 16.72% 15.16% Fully diluted tangible book value per share1 $21.85 $22.82 $21.96 $25.55 $30.51 $32.55 Net interest income $56,326 $53,761 $54,835 $67,886 $94,743 $72,223 Pre-tax, pre-provision net revenue1 $24,593 $23,379 $14,907 $33,803 $53,420 $38,399 Net income $17,433 $18,216 $5,904 $26,586 $37,429 $28,139 EPS (fully diluted) $2.21 $2.31 $0.75 $3.36 $4.79 $3.58 1 A non-GAAP metric Dollars in thousands, except per share data

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke Chief Executive Officer Director (since 2015)	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Christine A. Chivily Chief Credit Officer (since 2013)	40+	Ms. Chivily has over 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes five years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Ryan J. Hildebrand Chief Innovation Officer (since 2023)	20+	Mr. Hildebrand has over 20 years of experience in fintech and banking. He led business units at Cross River Bank and LSBX, driving increased deposits and fee income. He founded Seed, a pioneering challenger bank acquired by Cross River. Previously, he served as Head of Finance and Strategy at Simple, the first consumer challenger bank, and held positions at Umpqua Bank and PricewaterhouseCoopers.
Matthew McNeill Chief Banking Officer (since 2020)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. During his 8 years at Metropolitan Commercial Bank the bank grew its lending assets from $400 million to over $3 billion. Mr. McNeill has additionally held lending roles at HSBC Bank US and Banco Santander. Mr. McNeill has also served as Managing Partner at American Real Estate Lending; a Commercial Real Estate finance company.
Courtney E. Sacchetti Chief Financial Officer (since 2023)	20+	Ms. Sacchetti has more than 20 years experience in Financial Services. She most recently served as Director of Financial Planning & Analysis for the Company for 6 years. She began her career at GE Capital in the Financial Management Program (FMP) and held various finance and regulatory positions of increasing responsibility over her 18-year career at GE Capital. Ms. Sacchetti earned a B.A. and an M.B.A. from Union College.

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